Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
206-470-7137	206-757-2701
ir@zillow.com	press@zillow.com

ZILLOW GROUP REPORTS FIRST QUARTER 2016 RESULTS;

RAISES FULL-YEAR REVENUE OUTLOOK

•	First quarter total Revenue of $186 million, an increase of 25% year-over-year on a pro forma basis, excluding revenue from Market Leader, which was divested in the third quarter of 2015.

•	Real Estate Revenue of $152.5 million, an increase of 34% year-over-year on a pro forma basis.

•	Full-year Revenue outlook raised to a range of $825 million to $835 million.

•	All-time high of more than 166 million unique users in March to Zillow Group consumer brands Zillow®, Trulia®, StreetEasy® and HotPads®, an increase of 22% year-over-year; Average monthly unique users during the first quarter reached more than 156 million.

SEATTLE – May 3, 2016 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and Web, today announced its consolidated financial results for the three months ended March 31, 2016.

“We are off to an incredible start in 2016,” said Zillow Group CEO Spencer Rascoff. “We expected to accelerate revenue growth during the year, and we are already seeing this with only one quarter on the books. Growth across our brands continues to be strong, with Zillow Group as a whole seeing a record number of unique users in March. This will be an exciting year for Zillow Group.”

First Quarter 2016 Financial Highlights

Throughout this release, certain historical financial results and year-over-year comparisons are presented on a pro forma basis. Pro forma results exclude items described in the reconciliation tables below and assume the February 2015 acquisition of Trulia occurred on January 1, 2014, the beginning of the comparable reporting period for the year prior to the year of acquisition. The pro forma results are presented in order to provide additional insights into the underlying trends in the business. Financial information for the three months ended March 31, 2016 is presented in this release on an as-reported basis. Reported results were prepared in accordance with U.S. generally accepted accounting principles (GAAP) unless otherwise noted.

•	Revenue increased 25% to $186 million from pro forma revenue of $149 million in the first quarter of 2015, excluding revenue from Market Leader, which was divested in the third quarter of 2015.

•	Marketplace Revenue increased 23% to $169 million from pro forma revenue of $136.9 million in the first quarter of 2015.

•	Real Estate Revenue increased 34% to $152.5 million from pro forma revenue of $113.4 million in the first quarter of 2015.

•	Mortgages Revenue increased 65% to $16.5 million from pro forma revenue of $10 million in the first quarter of 2015.

•	Display Revenue decreased 34% to $17 million from pro forma revenue of $25.6 million in the first quarter of 2015. The decrease is primarily a result of the company’s strategy to deemphasize display advertising and improve the user experience.

•	GAAP net loss was $47.6 million in the first quarter of 2016, which includes the impact of $15.7 million in legal costs related to the litigation with News Corp. and the NATIONAL ASSOCIATION OF REALTORS®, compared to GAAP net loss of $58.4 million in the same period last year.

•	Adjusted EBITDA was $1.9 million in the first quarter of 2016, or 1% of Revenue, which was a decrease from pro forma Adjusted EBITDA of $24.5 million, or 15% of pro forma Revenue in the first quarter of 2015. Adjusted EBITDA in the first quarter of 2016 includes $15.7 million in legal costs related to the litigation with News Corp. and the NATIONAL ASSOCIATION OF REALTORS®.

•	Basic and diluted GAAP net loss per share was $0.27 in the first quarter of 2016, compared to basic and diluted GAAP net loss per share of $0.40 in the same period last year.

•	Basic and diluted non-GAAP net loss per share was $0.13 in the first quarter of 2016, compared to basic and diluted non-GAAP net income per share of $0.02 in the same period last year. Non-GAAP net income (loss) per share excludes share-based compensation expense, acquisition-related costs, restructuring costs and income taxes.

Operating and Business Highlights

•	Average monthly unique users for the first quarter of 2016 exceeded 156 million.

•	All-time high of more than 166 million unique users in March to Zillow Group consumer brands Zillow, Trulia, StreetEasy and HotPads, an increase of 22% year-over-year.

•	In March, Zillow Group achieved its highest market share, capturing 63% of the mobile and Web real estate audience. When looking at mobile-only, Zillow Group’s market share is even larger, capturing 72% of the category.[1]

[1]	comScore data, April 2016

•	The Zillow Group Premier Agent® business achieved record revenue of $134.5 million in the first quarter of 2016, up 25% year-over-year on a pro-forma basis, and exceeded the high end of guidance.

•	Average Revenue Per Advertiser (ARPA) was $487, up 40% year-over-year on a pro-forma basis.

•	Total sales to Premier Agent Advertisers who have been customers for more than one year increased 56% year-over-year.

•	Sales to existing Premier Agent Advertisers accounted for 71% of total bookings.

•	Premier Agent Advertisers who spend more than $5,000 per month:

•	Increased 83% year-over-year on a total dollar basis.

•	Increased 74% year-over-year in the number of agent advertisers.

•	Zillow Group is continuing to innovate by launching new products and features that enhance consumers’ and agents’ experiences across all mobile and Web platforms.

•	Team profiles on Premier Agent platform allow agents on teams to associate themselves with that team, and help them more effectively manage and convert their flow of online leads to commissions.

•	New suite of lead management tools enables team leaders to route online leads automatically to their team and track results.

•	New self-serve shopping cart for Premier Agents allows for more flexibility in purchasing advertising.

Business Outlook - Second Quarter and Full Year 2016

For the second quarter of 2016, Zillow Group’s Revenue is expected to be in the range of $203 million to $208 million. Adjusted EBITDA for the second quarter is expected to be $15 million to $20 million, and is affected by legal costs associated with the News Corp. and NATIONAL ASSOCIATION OF REALTORS® litigation, which are anticipated to be between $18 million and $20 million in the second quarter.

For full year 2016, Zillow Group is increasing its outlook for Revenue to a range of $825 million to $835 million, up from a range of $805 million to $815 million. The 2016 Revenue outlook represents a 29% year-over-year increase at the midpoint of the range, compared to a 24% increase from 2014 to 2015, on a pro forma basis and excluding revenue from MarketLeader, which was divested in 2015. Adjusted EBITDA outlook remains in the range of $115 million to $125 million, and is affected by legal costs associated with the News Corp. and NATIONAL ASSOCIATION OF REALTORS® litigation, which are anticipated to be between $50 million and $55 million in 2016.

Zillow Group Outlook as of May 3, 2016	Three Months Ending June 30, 2016	Year Ending December 31, 2016
(in millions)
Revenue	$203 to $208	$825 to $835
Premier Agent revenue	$146 to $148	$595 to $600
Display revenue	$16 to $17	$58 to $60
Operating expenses	$237 to $242	***
Adjusted EBITDA	$15 to $20	$115 to $125
Depreciation and amortization	$24 to $26	$95 to $100
Share-based compensation expense	$26 to $28	$105 to $110
Capital expenditures	***	$41 to $43
Weighted average shares outstanding — basic	178.5 to 180.5	180.0 to 182.0
Weighted average shares outstanding — diluted	193.5 to 195.5	194.5 to 196.5

***	Outlook not provided

Conference Call and Webcast Information

Zillow Group’s CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks will be made available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com/events.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.

Similar to past quarters, Zillow Group’s management will first read the prepared remarks and then answer questions submitted via Twitter® during the live conference call, in addition to answering questions from dialed-in participants. Questions can be submitted to the @ZillowGroup Twitter® handle using #ZEarnings.

A link to the live webcast of the conference call will be available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com/events.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally, with conference ID# 92306284. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group, Inc.’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2016. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; Zillow

Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; the impact of pending litigation described in Zillow Group’s filings with the SEC; Zillow Group’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to certain pro forma financial results, Adjusted EBITDA and non-GAAP net income (loss) per share, all of which are non-GAAP financial measures. We have provided a reconciliation of pro forma Adjusted EBITDA to pro forma net loss, Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculations of non-GAAP net income (loss) per share - basic and diluted and pro forma weighted-average shares outstanding – basic and diluted, within this earnings release.

The pro forma financial results included in this press release, although helpful in illustrating the financial characteristics of Zillow Group under one set of assumptions, are not true historical financial results. They are provided for informational purposes and do not attempt to represent Zillow Group’s actual financial condition if the February 2015 acquisition of Trulia had been completed on the applicable dates of the financial statements presented herein, or to predict or suggest future results.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect restructuring costs;

•	Adjusted EBITDA does not reflect interest expense or other income;

•	Adjusted EBITDA does not reflect the impact of income taxes; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, acquisition-related costs, restructuring costs and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs, restructuring costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the Web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling, financing and home improvement. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads® and Naked Apartments®. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, Diverse Solutions®, dotloop® and Retsly®. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Premier Agent, Mortech, Diverse Solutions, StreetEasy, Retsly and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, Inc.

Twitter is a registered trademark of Twitter, Inc.

(ZFIN)

Pro Forma Financial Information

The following financial information for the three months ended March 31, 2015 is presented on a pro forma basis and gives effect to the February 2015 acquisition of Trulia as if it were consummated on January 1, 2014, the beginning of the comparable reporting period for the year prior to the year of acquisition. For ease of year-over-year comparison, this pro forma financial information is presented with financial information for the three months ended March 31, 2016, which is presented on an as-reported basis (in thousands, except per share data, unaudited):

	Three Months Ended March 31,
	2016 (1)	2015 (2)
Pro forma revenue	$185,982	$162,531
Pro forma net loss	$(47,605)	$(17,854)
Pro forma net loss per share — basic and diluted	$(0.27)	$(0.10)
Pro forma weighted-average shares outstanding — basic and diluted	178,686	174,429

Other Financial Data:
Pro forma Adjusted EBITDA (3)	$1,874	$24,501

(1)	The financial information for the three months ended March 31, 2016 is presented on an as-reported basis.

(2)	The three months ended March 31, 2015 includes pro forma adjustments for $46.2 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements, $33.7 million to eliminate one-time share-based compensation expense attributable to substituted equity awards and to record additional share-based compensation expense attributable to substituted equity awards, $25.3 million to eliminate restructuring costs associated with the acquisition of Trulia reflected in the historical financial statements, $2.4 million to record additional amortization expense for acquired intangible assets and $1.1 million to eliminate Trulia’s historical amortization of capitalized website development costs.

(3)	See below for a reconciliation of pro forma Adjusted EBITDA to pro forma net loss.

The basic and diluted pro forma net loss per share is based on the weighted-average number of shares of Zillow Group common stock and Class C capital stock outstanding for the period presented and adjusted for the number of shares of Class A common stock issued in connection with the February 2015 acquisition of Trulia, assuming for the purposes of the unaudited pro forma condensed combined statements of operations that the closing date of the acquisition was January 1, 2014. The calculation of the number of shares used in the computation of pro forma basic and diluted net loss per share is as follows (in thousands, unaudited):

	Three Months Ended
	March 31,
	2016	2015
Weighted-average shares outstanding — basic and diluted (1)	126,906	122,649
Class A common stock issued in connection with the acquisition of Trulia	51,780	51,780

Pro forma weighted-average shares outstanding — basic and diluted	178,686	174,429

(1)	Amounts exclude shares of Zillow Group Class A common stock issued in connection with the acquisition of Trulia.

The following table presents a reconciliation of pro forma Adjusted EBITDA to pro forma net loss for the three months ended March 31, 2015. For ease of year-over-year comparison, this pro forma financial information is presented with financial information for the three months ended March 31, 2016, which is presented on an as-reported basis (in thousands, unaudited):

	Three Months Ended March 31,
	2016 (1)	2015
Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Loss:
Pro forma net loss	$(47,605)	$(17,854)
Pro forma other income	(681)	(302)
Pro forma depreciation and amortization expense	23,807	19,862
Pro forma share-based compensation expense	25,551	21,236
Pro forma acquisition-related costs	593	—
Pro forma interest expense	1,573	1,559
Pro forma income tax benefit	(1,364)	—

Pro forma Adjusted EBITDA	$1,874	$24,501

(1)	The financial information for the three months ended March 31, 2016 is presented on an as-reported basis.

The following table presents our pro forma revenue by type for the three months ended March 31, 2015. For ease of year-over-year comparison, this pro forma financial information is presented with financial information for the three months ended March 31, 2016, which is presented on an as-reported basis (in thousands, unaudited):

	Three Months Ended March 31,
	2016 (1)	2015
Pro Forma Revenue:
Pro forma Marketplace revenue:
Real estate	$152,507	$113,396
Mortgages	16,454	9,950
Market Leader	—	13,581

Total pro forma Marketplace revenue	168,961	136,927
Pro forma Display revenue	17,021	25,604

Total pro forma revenue	$185,982	$162,531

(1)	The financial information for the three months ended March 31, 2016 is presented on an as-reported basis.

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$232,443	$229,138
Short-term investments	281,218	291,151
Accounts receivable, net	32,270	29,789
Prepaid expenses and other current assets	21,006	24,016

Total current assets	566,937	574,094
Restricted cash	1,053	3,015
Property and equipment, net	92,839	89,639
Goodwill	1,919,777	1,909,167
Intangible assets, net	549,267	554,765
Other assets	5,380	5,020

Total assets	$3,135,253	$3,135,700

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,995	$3,361
Accrued expenses and other current liabilities	46,434	43,047
Accrued compensation and benefits	20,185	11,392
Deferred revenue	24,749	21,450
Deferred rent, current portion	1,203	1,172

Total current liabilities	97,566	80,422
Deferred rent, net of current portion	13,704	13,743
Long-term debt	230,000	230,000
Deferred tax liabilities and other long-term liabilities	132,528	132,482

Total liabilities	473,798	456,647
Shareholders’ equity:
Class A common stock	5	5
Class B common stock	1	1
Class C capital stock	12	12
Additional paid-in capital	2,985,478	2,956,111
Accumulated other comprehensive income (loss)	169	(471)
Accumulated deficit	(324,210)	(276,605)

Total shareholders’ equity	2,661,455	2,679,053

Total liabilities and shareholders’ equity	$3,135,253	$3,135,700

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenue	$185,982	$127,273
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	16,452	13,019
Sales and marketing (2)	98,760	59,286
Technology and development (2)	64,417	37,325
General and administrative (2)	53,837	38,024
Acquisition-related costs	593	12,477
Restructuring costs (2)	—	25,065

Total costs and expenses	234,059	185,196

Loss from operations	(48,077)	(57,923)
Other income	681	269
Interest expense	(1,573)	(730)

Loss before income taxes	(48,969)	(58,384)
Income tax benefit	1,364	—

Net loss	$(47,605)	$(58,384)

Net loss per share — basic and diluted	$(0.27)	$(0.40)
Weighted-average shares outstanding — basic and diluted	178,686	147,390

(1) Amortization of website development costs and intangible assets included in technology and development	$20,059	$11,782
(2) Includes share-based compensation expense as follows:
Cost of revenue	$1,219	$952
Sales and marketing	5,203	4,209
Technology and development	6,759	5,766
General and administrative	12,370	12,080
Restructuring costs	—	10,420

Total	$25,551	$33,427

Other Financial Data:
Adjusted EBITDA (3)	$1,874	$16,654

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net loss	$(47,605)	$(58,384)
Adjustments to reconcile net loss to net cash provided by operating activities, net of amounts assumed in connection with acquisitions:
Depreciation and amortization	23,807	14,028
Share-based compensation expense	25,551	23,007
Restructuring costs	—	21,702
Release of valuation allowance on certain deferred tax assets	1,364	—
Loss on disposal of property and equipment	1,436	87
Bad debt expense	313	805
Deferred rent	(7)	381
Amortization of bond premium	430	849
Changes in operating assets and liabilities:
Accounts receivable	(2,770)	(296)
Prepaid expenses and other assets	2,708	5,477
Accounts payable	1,594	(763)
Accrued expenses and other current liabilities	2,793	(7,652)
Accrued compensation and benefits	8,759	1,727
Deferred revenue	3,294	112
Other long-term liabilities	(2,749)	375

Net cash provided by operating activities	18,918	1,455

Investing activities
Proceeds from maturities of investments	44,108	63,780
Purchases of investments	(38,760)	(59,896)
Proceeds from sales of investments	4,795	4,979
Decrease in restricted cash, net of amounts assumed in connection with an acquisition	1,962	147
Purchases of property and equipment	(15,212)	(10,321)
Purchases of intangible assets	(1,714)	(284)
Cash acquired in acquisition, net	—	173,406
Cash paid for acquisition, net	(12,357)	—

Net cash provided by (used in) investing activities	(17,178)	171,811

Financing activities
Proceeds from exercise of stock options	1,682	9,124
Value of equity awards withheld for tax liability	(117)	(303)

Net cash provided by financing activities	1,565	8,821
Net increase in cash and cash equivalents during period	3,305	182,087
Cash and cash equivalents at beginning of period	229,138	125,765

Cash and cash equivalents at end of period	$232,443	$307,852

Supplemental disclosures of cash flow information
Noncash transactions:
Value of Class A common stock issued in connection with an acquisition	$—	$1,883,728
Capitalized share-based compensation	$2,250	$2,424
Write-off of fully depreciated property and equipment	$6,834	$11,759

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2016	2015
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(47,605)	$(58,384)
Other income	(681)	(269)
Depreciation and amortization expense	23,807	14,028
Share-based compensation expense	25,551	23,007
Acquisition-related costs	593	12,477
Restructuring costs	—	25,065
Interest expense	1,573	730
Income tax benefit	(1,364)	—

Adjusted EBITDA	$1,874	$16,654

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended March 31,
	2016	2015
Net loss, as reported	$(47,605)	$(58,384)
Share-based compensation expense	25,551	23,007
Acquisition-related costs	593	12,477
Restructuring costs	—	25,065
Income tax benefit	(1,364)	—

Net income (loss), adjusted	$(22,825)	$2,165

Non-GAAP net income (loss) per share - basic	$(0.13)	$0.02
Non-GAAP net income (loss) per share - diluted	$(0.13)	$0.02
Weighted-average shares outstanding - basic	178,686	147,390
Weighted-average shares outstanding - diluted	178,686	166,312

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2016	2015
Revenue:
Marketplace revenue:
Real estate	$152,507	$93,312
Mortgages	16,454	9,558
Market Leader	—	6,057

Total Marketplace revenue	168,961	108,927
Display revenue	17,021	18,346

Total revenue	$185,982	$127,273

	Three Months Ended March 31,
	2016	2015
Percentage of Total Revenue:
Marketplace revenue:
Real estate	82%	73%
Mortgages	9%	8%
Market Leader	—	5%

Total Marketplace revenue	91%	86%
Display revenue	9%	14%

Total revenue	100%	100%

Unique Users

The following table sets forth our average monthly unique users for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended March 31,		2015 to 2016 % Change
	2016	2015
	(in thousands)
Unique Users	156,166	109,912	42%

Unique users source: We measure Zillow unique users with Google Analytics and Trulia unique users with Omniture analytical tools. Beginning on February 17, 2015, the reported monthly unique users reflect the effect of Zillow Group’s February 17, 2015 acquisition of Trulia.